PROXY
                          BLACKROCK LARGE CAP PORTFOLIO

                                       OF

                         METROPOLITAN SERIES FUND, INC,
                         SPECIAL MEETING OF SHAREHOLDERS
                                February 27, 2007

     KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the BlackRock Large Cap Portfolio (the "Portfolio") of the Metropolitan Series Fund, Inc. (the "Fund") hereby appoints Elizabeth M. Forget, Thomas M. Lenz and Peter
H. Duffy, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on February 27, 2007, at the offices of Metropolitan Series Fund, Inc., 501 Boylston Street, 5th Floor, Boston, Massachusetts 02116, at 10:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby BlackRock Large-Cap Core Portfolio, a series of Met Investors Series Trust, will (i) acquire all of the assets of BlackRock Large Cap Portfolio, a series of the Fund; and (ii) assume all of the liabilities of the Fund's BlackRock Large Cap Portfolio.

FOR  [          ]       AGAINST  [           ]        ABSTAIN  [             ]

     Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                       Dated:___________________________, 2007


                                       ________________________________________
                                       Name of Insurance Company

                                       ________________________________________
                                       Name and Title of Authorized Officer

                                       ________________________________________
                                       Signature of Authorized Officer

BLACKROCK LARGE CAP PORTFOLIO
Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
________ Insurance Company
Separate Account ____


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                     2 EASY WAYS TO VOTE                                        METROPOLITAN SERIES FUND, INC.
                                                                                BLACKROCK LARGE CAP PORTFOLIO
1.  Return this voting instruction form using the enclosed                       501 Boylston Street, Boston,
    postage-paid envelope.                                                           Massachusetts 02116
2.  Vote by Internet - see instructions in Prospectus/Proxy
    Statement.                                                                VOTING INSTRUCTION FORM FOR THE
                                                                               Special Meeting of Shareholders
***  CONTROL NUMBER:                           ***                              February 27, 2007, 10:00 a.m.

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BLACKROCK LARGE CAP PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the BlackRock Large Cap Portfolio (the "Portfolio"), a series of the
Metropolitan Series Fund, Inc. (the "Fund"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of Metropolitan Series Fund, Inc., 501 Boylston Street, 5th Floor, Boston, Massachusetts 02116, at 10:00 a.m. Eastern time on February 27, 2007, and at any adjournments thereof.

The Company and the Board of Directors of the Fund solicit your voting instructions and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.

Receipt of the Notice of Special Meeting and the related Prospectus/Proxy Statement is hereby acknowledged.



                                               Date ________________, 2007



                                                     PLEASE SIGN IN BOX BELOW

                                                     --------------------------


                                                     --------------------------
                                               Signature - Please sign exactly
                                               as your name appears at left.
                                               Joint owners each should sign.
                                               When signing as attorney,
                                               executor, administrator, trustee
                                               or guardian, please give full
                                               title as such. If a corporation,
                                               please sign in full corporate
                                               name by president or authorized
                                               officer. If a partnership, please
                                               sign in partnership name by
                                               authorized person.



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                Please fold and detach card at perforation before mailing.






The Board of Trustees of the Fund has proposed the matter described below.

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

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                                                                              FOR           AGAINST          ABSTAIN
To approve the Agreement and Plan of Reorganization with respect to the acquisition of BlackRock Large Cap Portfolio, a series of the Fund,
by BlackRock Large-Cap Core Portfolio, a series of Met Investors Series       [ ]             [ ]              [ ]
Trust.

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